AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1999
                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 PENTACON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                        76-0531585
  (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                         10375 RICHMOND AVENUE, SUITE 700
                                 HOUSTON, TEXAS 77042
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 PENTACON, INC.
                           PENTACON, INC. 401(K) PLAN
                            (FULL TITLE OF THE PLAN)

                                 BRUCE M. TATEN
              SENIOR VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER,
                     CORPORATE SECRETARY AND GENERAL COUNSEL
                                 PENTACON, INC.
                        10375 RICHMOND AVENUE, SUITE 700
                              HOUSTON, TEXAS 77042
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 860-1000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             CHRISTOPHER S. COLLINS
                               MICHAEL C. BLANEY
                             ANDREWS & KURTH, L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

                               ------------------


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                                           PROPOSED
                                                                          PROPOSED         MAXIMUM
                                                    AMOUNT                MAXIMUM         AGGREGATE        AMOUNT OF
                                                    TO BE             OFFERING PRICE       OFFERING      REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED            REGISTERED(1)(2)         PER SHARE          PRICE            FEE(3)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share         100,000 shares          $    3.81         $ 381,000         $ 106
========================================================================================================================

(1) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2), no separate fee calculations are made for plan interests.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on September 2, 1999 (which is within 5 days of the filing of this Registration Statement).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by Pentacon, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998;

      (b) The Company's Transition Report on Form 10-Q for the fiscal period ended December 31, 1998;

      (c) The Company's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 1999;

      (d) The Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 1999;

      (e) The Company's Current Report on Form 8-K filed November 2, 1998;

      (f) The Company's Current Report on Form 8-K/A filed November 17, 1998;

      (g) The Company's Current Report on Form 8-K filed May 6, 1999; and

      (h) The description of the Company's Common Stock, $.01 par value, contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on March 5, 1998.

      All documents filed by the Company and by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained in this Prospectus, or in any subsequently filed documents, that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

ITEM 4. DESCRIPTION OF SECURITIES

      The information required by Item 4 is not applicable to this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

      Article 7 of the Company's Amended and Restated Certificate of Incorporation states that:

      No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

      The Company has entered into indemnification agreements with each of its executive officers and directors.

      In November 1997, Cary Grossman became an officer of Alatec in order to assist in, facilitate and expedite the audit process in connection with the initial public offering. Alatec agreed to indemnify Mr. Grossman against various claims, damages, costs and expenses that might be incurred by him as an officer of Alatec, including his execution of representation letters to Alatec's accountants.

      The limitations on liability in Article 7 described above would apply to violations of the federal securities laws. However, the registrant has been advised that in the opinion of the SEC, indemnification for liabilities under the Securities Act of 1933 is against public policy and therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      The information required by Item 7 is not applicable to this Registration Statement.


ITEM 8. LIST OF EXHIBITS

EXHIBIT NO.    DESCRIPTION
-----------    -----------
 5.1           Opinion of Andrews & Kurth L.L.P.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of McGladrey & Pullen, LLP.

23.3           Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

24.1           Power of attorney (included in the signature pages hereto).

99.1           Pentacon, Inc. 401(k) Plan.

ITEM 9. UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

      PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1993 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of September, 1999.

                                         Pentacon, Inc.
                                         (Registrant)

                                         By: /s/ MARK E. BALDWIN
                                                 Mark E. Baldwin
                                                 Chairman of the Board
                                                 and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Pentacon, Inc., hereby constitutes and appoints Brian Fontana, and Bruce M. Taten (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of sustitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on September 7, 1999.

      SIGNATURE                                TITLE

/s/ MARK E. BALDWIN                Chairman of the Board
    Mark E. Baldwin                and Chief Executive Officer (Principal
                                   Executive Officer)

/s/ JACK L. FATICA                 President, Chief Operating Officer
    Jack L. Fatica                 and Director

/s/ BRIAN FONTANA                  Senior Vice President and Chief
    Brian Fontana                  Financial Officer

/s/ BRUCE M. TATEN                 Senior Vice President, Chief Administrative
    Bruce M. Taten                 Officer, Corporate Secretary and
                                   General Counsel

/s/ ROBERT M. CHISTE               Director
    Robert M. Chiste

/s/ CARY M. GROSSMAN               Director
    Cary M. Grossman

/s/ DONALD B. LIST                 Director
    Donald B. List

    Mary E. McClure                Director

/s/ MICHAEL W. PETERS              Director
    Michael W. Peters

/s/ BENJAMIN E. SPENCE, JR.        Director
    Benjamin E. Spence, Jr.

    Nishan Teshoian                Director

/s/ CLAYTON K. TRIER               Director
    Clayton K. Trier

INDEX TO EXHIBITS

EXHIBIT NO.                        DESCRIPTION
-----------                        -----------
 5.1           Opinion of Andrews & Kurth L.L.P.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of McGladrey & Pullen, LLP.

23.3           Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

24.1           Power of attorney (included in the signature pages hereto).

99.1           Pentacon, Inc. 401(k) Plan.